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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 1, 1998 (except for Note 6, as to which the date is October 6, 1998) with respect to the consolidated financial statements of Security Fence Supply Co., Inc., in the Registration Statement (Form S-4) for 11 1/4% Series B Senior Subordinated Notes due 2007 and related Prospectus of MMI Products, Inc. dated April 23, 1999.

                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------

Houston, Texas
April 21, 1999